Exhibit 10.53

BONUS AGREEMENT

Silicon Valley Bank (“Bank”) agrees to pay a $15,750.00 bonus to Marc Verissimo (“Verissimo”) each April 15th starting April 15, 2001 and ending April 15, 2006 to cover taxes on imputed interest in connection with an employee loan.

If Verissimo resigns or is involuntarily terminated from his employment with Bank before March 1, 2006 for any reason except death, or an Involuntary Termination or Constructive Termination following a Change in Control (all as defined and further described in the Change and Control Severance Benefit Policy) than the Bank shall not make any further bonus payments under this Agreement.  If (a) Verissimo’s employment terminates by his death prior to March 1, 2006, or (b) Verissimo’s employment terminates by an Involuntary Termination or Constructive Termination following a Change in Control, then all bonus payments under this agreement will continue through April 15, 2006.

This Agreement is an agreement by the Bank to pay a bonus; it is not an employment agreement or contract.

Silicon Valley Bank

/s/ Chris Lutes
Signature

CFO	Chris Lutes
Name and Title

9/20/00
Date

/s/ Marc Verissimo
Marc Verissimo

9/20/00
Date